                                                                  EXHIBIT 10.20

              [LOGO]                       SOFTAWARE, INC.
                                           4676 Admiralty Way Suite #217
                                           Marina del Rey, California 90292
                                           Tel: 310-305-0275
                                           Fax: 310-305-9165
                                           Web Site: www.softaware.com


                          SOFTAWARE SERVICE ORDER

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                            Customer Information
    Sales Rep: Dennis Wojnar

    ValueClick                                   August 17, 1999
    ----------                                   ---------------
    Billing Name                              Requested Service Date


    6450 Via Real
    -------------
    P.O. Box 5008
    -------------
    Carpinteria, CA 93014-5008
    ---------------------------
    Billing Address: City, State & Zip Code


    Michael Bueno                              805-684-6060
    -------------                              ------------
    Customer Contact                              Phone


    Michael Bueno                              805-684-6060
    -------------                              ------------
    Billing Contact                                Phone
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                SERVICE INFORMATION (FILLED OUT BY ACCOUNT REP)
                            SERVICE TO BE PROVIDED:


    Add'l shelves    4 shelves     $750 each ($3,000)           $0
    ------------------------------------------------------------------
    Service Type      Quantity        Monthly Rate       Non-Recurring Charge

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     --------------------------------------------------------------------------
     | Note                                                                   |
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THIS SERVICE ORDER IS SUBJECT TO THE TERMS AND CONDITIONS OF YOUR SOFTAWARE
SERVICE AGREEMENT. CUSTOMER HAS READ AND UNDERSTANDS THE ORDER TERMS AND
AGREES TO BE BOUND BY THOSE CONDITIONS. ACCEPTANCE IS CONTINGENT UPON
SIGNATURE BY AN AUTHORIZED REPRESENTATIVE OF YOUR COMPANY.

                SIGN AND RETURN TO SOFTAWARE BY FAX - 310-305-9165

Date:    August 17, 1999                        Date:    August 17, 1999

Company Name:  ValueClick                       Company Name:  SoftAware, Inc.

Full Name & Title: John Schwenk, CTO            Richard Gable, President - COO
                                                ------------------------------


Signature  /s/ JOHN SCHWENK                     Signature
           ----------------                                ----------------

VALUECLICK ("Client"), and SOFTAWARE, Inc. ("SoftAware"), agree to the following terms and conditions regarding Internet Colocation Services ("Internet Services"):

1.       SOFTAWARE'S RESPONSIBILITIES

SoftAware will provide access to the Internet (at SoftAware's discretion as to equipment and conditions), to the Client's computer located on SoftAware's premises. SoftAware will house Client's computer in a secure computer room, monitor data throughout and provide emergency support for Client at all times.

2.       COSTS AND TERMS

Charges and additional terms for Internet Services are specified in the attached Exhibit A, incorporated by reference.

3.       WARRANTIES/LIMITATIONS OF LIABILITY

SOFTAWARE EXPLICITLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WHATSOEVER. Client acknowledges that SoftAware does not warrant any privacy conditions and may provide access to any computer system on its network if required by State of Federal law.

SoftAware is not liable for: (a) loss resulting from the use, installation, and or discontinuation of the Internet Services, including but not limited to losses resulting from delays, improper or incomplete delivery of information, computer viruses, interruption of service or damage to equipment; (b) damages relating to Client's failure to perform Client's responsibilities under this or any other agreement; (c) lost profits or other consequential damages of Client or a third party, even if SoftAware has been advised of the possibility of such damages;
(d) any claim against Client by a third party; (e) the monitoring or supervision of content transmitted by Client or a third party, regardless of notice of illegal or inaccurate matters; (f) the enforcement of its acceptable use policy, or (g) performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes or other concealed acts of workmen, casualties, accidents, acts of nature (including floods and earthquakes), or other occurrences beyond the SoftAware's control. SoftAware shall notify Client in the event of any of the occurrences listed in (g), and should such occurrence continue for more than sixty (60) days, SoftAware or Client may terminate this agreement with no future obligations to be incurred.

If SoftAware provides hardware to Client, SoftAware makes no actual warranty of its own, but will pass through to the Client the manufacturers warranty to the extent that such warranty is provided. In the even that Client discovers a product to be defective, SoftAware will assist the buyer in notifying the manufacturer of such defect.

Periodically, SoftAware will conduct routine scheduled maintenance of its network and facilities. During such time, Client's Equipment may be unable to transmit and receive data and Client may be unable to access its Equipment. Client agrees to cooperate with SoftAware during the scheduled maintenance so that SoftAware may keep such period or time to a minimum.

4.       PROHIBITED ACTIONS & ACCEPTABLE USE POLICY

Client is prohibited from engaging in: (a) Attempts to flood the network or compromise the security or integrity of computers connected directly or indirectly to the internet; (b) Attempts to increase traffic levels for a malicious purpose or without a legitimate business purpose; (c) Any security cracking or action which compromises SoftAware's system security or the security of any computer system connected to said network in any way; (d) Harassment, intimidation, or infringement of the privacy of any Internet users or user of Internet access, including but not limited to electronic mail; (e) Operating a domain name server without SoftAware approval. Client agrees to adhere by SoftAware's Acceptable Use Policy as detailed in Exhibit B and incorporated by reference.

5.       INDEMNIFICATION

Client agrees to use the Internet Services in a manner permitted by applicable local, state and federal laws. Client is prohibited from transmitting any material in violation of local, state or federal law, including, but not limited to, the use of copyrighted material without permission of the copyright holder, material legally judged to be threatening or obscene, or material protected by trade secret or trademark laws. Client agrees to indemnify and hold SoftAware harmless from any claims relating to direct or indirect damage to another party by use of the Internet Services. Client further agrees to indemnify and hold SoftAware harmless from all lawsuits, judgments, decrees, cost and expenses, and any attorney fees relating to Client's use of the Internet Services or breach of this or other contracts.

6.       TERMINATION

SoftAware may discontinue any or all classes of service at its discretion for any of the following reasons: protection of the integrity of its network; fraud; willful misconduct; malfeasance; failure; neglect or refusal to perform duties in any material respect; misfeasance or incompetence in any material respect; violation of any law, rule or regulation (other than traffic violations or similar minor infractions); material breach of any provision of this Agreement (including, but not limited to, failure to keep Client's account current); or any acts which would tend to threaten the financial integrity of SoftAware. Before SoftAware discontinues service, SoftAware will use its best efforts to notify the Client of any such problem, and attempt to resolve such problem.

7.       GENERAL

         (a) Client shall not assign or transfer any rights or obligations under this Agreement without SoftAware's prior written approval;
         (b) Any legal action arising out of failure, malfunction or defect of the Internet Services shall be brought within one year of the occurrence, or is deemed waived;
         (c) Breach of any contract provision by Client can only be waived in writing;
         (d) Waiver of any breach by Client shall not be deemed to be a waiver of any other breach;
         (e) This agreement constitutes the entire agreement between the parties with respect to Internet Services, and can not be modified without the express written consent of all parties;
         (f) Neither Client nor SoftAware has made any promise, representation, or warranty, explicit or implied, not set forth in this contract;
         (g) If any portion of this agreement is held by a Court of competent jurisdiction or mutually agreed on authority, to be invalid, void, or unenforceable, the remainder will nevertheless continue in full force without impairment or invalidation;
         (h) This agreement shall be governed and interpreted by the laws of California applicable to such contracts entirely made and performed in said jurisdiction.
         (i) Service Hours and Conditions: Client understands that alterations to accounting status, service contract conditions or removal of equipment must be processed during business hours weekdays unless previously scheduled or approved. SoftAware reserves the right the refuse service on those matters during non-business hours, and to redirect customer inquiries to staff available during the normal operating schedule.

8.       NONDISCLOSURES

Client shall not disclose to any third party, during the term of service, any of the material terms and conditions set forth in this Agreement, unless such disclosure is lawfully required by any government agency or is otherwise required by law. Breach of this provision shall be cause for termination of services, and shall subject Client to damages, including SoftAware's lost profits, as a result of said breach.

9.       COMPLIANCE WITH LAW/ RENEGOTIATION.

The parties intend to not violate any laws or governmental rules or regulations or any ethical requirements. While both the parties believe that they have accomplished this in structuring this agreement, both acknowledge that to the extend that any portion of this agreement violates any laws, rules, regulations or ethical requirements, both will promptly renegotiate any such provisions so that it will be in full compliance with all laws, rules, regulations and ethical requirements at all times. The parties agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out this Agreement.

10.      ARBITRATION

Any controversy or claim relating to this contract or breach thereof, unless otherwise settled by agreement of the parties, will be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment on the arbitrator's award may be entered in any Court having jurisdiction thereof.

11.      ATTORNEYS' FEES

Should any party hereto reasonably retain counsel for the purpose of enforcing or preventing the breach of this Agreement, including, but not limited to, instituting any arbitration or any action at law or in equity, including an action for declaratory relief or for any other judicial remedy, then if said matter is settled by judicial determination (which term includes arbitration), the prevailing party (whether at trial or appeal), shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to reasonable attorney's fees and costs for the services rendered to such prevailing party.






If this Agreement is acceptable to Client, indicate said acceptance in the appropriate space provided below.

         Once signed by Client and SoftAware this Agreement will be binding upon all parties hereto. These signatures apply to the above conditions, as well as attachments and exhibits incorporated by reference, constituting the entire agreement between the parties. By signing below, I affirm that I am a responsible corporate office, acting within the scope of my authority, to bind the corporation.


Corporate Office:
Date: 10/9/98

Company Name:  Value Click                                 Company Name:  SoftAware, Inc.
Full name and Title (Print):  Brian Coryat, President

Signature: /s/ BRIAN CORYAT                                Signature: /s/ RICHARD GABLE
           ----------------                                           -----------------
                                                                     Richard Gable, Chief Operations

                           EXHIBIT A - PAYMENT TERMS

SOFTAWARE COLOCATION
Installation                                                           $     0
Monthly fee Internet Services (100mb/s ethernet)                       $10,000
Monthly fee full standing rack                                         $ 3,000
Monthly fee for each add'l shelf                                       $   750

The initial term of this agreement will be one year and will commence on October 5th, 1998 (commencement date). Unless terminated as provided by this Agreement, the agreement shall thereafter automatically renew for successive one year terms. Either party may terminate this agreement at the end of the initial term by giving the other party thirty (30) days prior written notice. SoftAware reserves the right, at its discretion, to increase prices and alter terms at the end of the initial contract term.

Client agrees to compensate SoftAware for providing the services expressed in this agreement in the amount of $13,000 per month. Client will receive up to ten megabits per second for the $13,000 Internet Service fee. Client agrees to pay an additional $950 per megabit per second if bandwidth usage exceeds the first ten (10) megabits per second. Bandwidth usage will be measured by taking an average of the usage for the month. SoftAware may delay billing on bandwidth changes until all data relevant to said charges is collected and analyzed. Monthly payments for each month will be due by the fifteenth day of the preceding month.

Interest at a rate equal to the greater of one and three quarter percent (1.75%) per month or the highest rate permissible under applicable law, accrued daily, will be due on all amounts not paid by the sixteenth of the month. Client will pay or reimburse SoftAware for any and all sales and use taxes, duties, or levies imposed by any authority, government or government agency in connection with the Internet Services, except property taxes and SoftAware's income taxes.

Should termination occur due to: (a ) client's non-payment of sums due under this Agreement, or (b) Client's termination of SoftAware's service; then the remainder of the amount due for the term of the contract shall be accelerated and due on the date of termination, in addition to any other remedies which may be applicable.

Client agrees that any equipment, facilities modification, or Client provided infrastructure or services that remain in the service area or impound area for more than sixty (60) days beyond termination, regardless of reason or ownership of said items, shall be deemed to be abandoned and SoftAware shall have the right to remove and or dispose of said equipment, modifications or infrastructure or services at its sole discretion.

Client is hereby on notice the passing of a check on insufficient funds shall subject Client to (1) the amount of the check, and (2) treble damages not less than $100, and (3) a service charge payable to SoftAware for an amount not to exceed twenty-five dollars for the first check, and thirty-five dollars for the second check. After the second dishonored check, payment for services will take the form of cashier's check, money order, or some other secured form of payment deemed acceptable by SoftAware.

As additional security for the enforcement of this Agreement: Client grants SoftAware a lien upon any material used or stored at SoftAware's facility. Client warrants that may equipment stored under this Agreement is lawfully owned by Client. If said equipment is not owned by Client, Client shall specify such in writing to SoftAware, providing the name, address, and telephone number of the legal owner, as well as any identification or invoice numbers necessary to establish the correct identify of the products. Client shall also inform the legal owner of the existence to this lien.

Approved By:
Date:  10/9/98                                             Date:___________________
Company Name:  Value Click                                 Company Name:  SoftAware, Inc.
Full Name & Title (Print):  Brian Coryat, President        Signature: /s/ RICHARD GABLE
                                                                      -----------------
Signature: /s/ BRIAN CORYAT                                           Richard Gable, Chief Operations
           ----------------

                            ACCEPTABLE USE POLICY

                                  EXHIBIT B

The purpose of the Acceptable Use Policy (AUP) is to provide clear expectations for SoftAware customers and their authorized users. This policy complements your SoftAware Service Agreement.

TERMS OF SERVICE AND OPERATING RULES: This policy applies to all customer, Clients, employees, agents of SoftAware, and all authorized third parties that are granted access to the services SoftAware provides.

CONDITIONS OF USE: By using any service SoftAware provides, you agree to observe all of the provisions of these Terms of Service and Operating Rules as they may be in effect from time to time. No acceptance of any purchase order from you shall constitute acceptance by and control all dealing between SoftAware and you. SoftAware reserves the right to make changes to this policy without prior notification to users.

COMPLIANCE: All service users are required to comply with this Policy. You are accountable for all violations of the SoftAware Acceptable Use Policy by any third party using your network including your customers and they authorized users.

INTERNET ETIQUETTE: You are expected to be familiar with end to practice good Internet etiquette (Netiquette). You will comply with the rules appropriate to any network to which SoftAware may provide access.

You will not post, transmit, or permit Internet access to information you desire to keep confidential. You will not post or transmit any information or software that contains a virus, illicit code or other harmful components. You will not post any material that is illegal, libelous, torturous, or likely to result in retaliation against SoftAware by offended users. SoftAware reserves the right to refuse to terminate service at any time.

You will indemnify and hold SoftAware harmless from any damages to SoftAware's business, service, equipment, network, operations, or reputation resulting from your actions including without limitation any government actions, acts of vandalism or other retaliation, and any claims of libel, unfair competition, infringement of any patents, copyright, trademark, service mark, or other intellectual property right, violation of privacy, or other tort.

APAM/UCE: SPAM/UCE mailing of any sort will not be permitted. Customer will be held accountable for all actions including any SPAM/UCE originating from their network, network device or any APAM/UCE mailing that causes SoftAware to respond regardless of point or origin.

Upon Notification that such an act has occurred, SoftAware will warn the customer on the first offence, and may in turn pass along any expenses the customers have incurred. On the second, offense, SoftAware may give notice of termination of service. Upon the receipt of notification by SoftAware that a violation of the AUP has occurred, customers must provide written confirmation of all compliance and enforcement actions they have taken within 48 hours.

PASSWORD PROTECTION: Users are responsible for protecting their password and for any authorized or unauthorized use made of your password. You will not use or permit anyone to use SoftAware's service to guess passwords or access other systems or networks without authorization. In the event a network or network device becomes compromised. SoftAware will assist in the tracking and/or expulsion of said offender on the network level to an extent they find reasonable. SoftAware is not responsible for securing a customer network or device beyond the equipment SoftAware Installs.

ILLEGAL ACTIVITY: Use of SoftAware service for illegal or improper activity of any kind, including unauthorized usage as previously described. Forged header or user identification information and/or software piracy is prohibited. SoftAware will fully cooperate with law enforcement authorities in the detection and prosecution of illegal activity.

REMEDIES: All violations of this Acceptable Use Policy will be reviewed for the appropriate action that can include immediate termination of access services. Upon notification of any violation of the Acceptable Use Policy, users must provide a written response within 48 hours of all compliance actions and/or enforcement actions with third parties they have undertaken. Failure to provide such information may result in termination of service.

CONTACTS: Notifications of any violation of the SoftAware acceptable Use Policy should be sent to abuse@SoftAware.com

                                                                   [LOGO]

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        PROPOSED SOLUTION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Internet                   |                  Verio
      Co-Location Requirements          |          Monthly Recurring Fee
-------------------------------------------------------------------------------
   0 - 20 Mbps                          |              $750/Mbps
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  21 - 30 Mbps                          |              $700/Mbps
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  31 - 40 Mbps                          |              $650/Mbps
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  Standard 19" rack in cage or cabinets |              $250/rack
  Boca Raton facility, Mountain View, or|              ---------
  Los Angeles
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Samples of outbound and inbound traffic are taken on 5 minute intervals over a 24 hour period. These samples are compiled for the month, and the customer is billed on the 95th percentile of the highest group of samples (inbound or outbound). Pricing is based on a one-year contract.


ON-SITE CO-LOCATION FACILITY:
-----------------------------
-  IP Addresses

-  Secure Card Key Facility Access 24 x 7

-  Private Cage or Cabinet

-  Primary DNS

-  Back-up diesel generators

-  Back-up Air Conditioning Units

-  24 x 7 Network Operations Center Monitoring and Support and Maintenance

-  System reboots

-  On-site support - menu of services to follow


Agreed


  /s/ JOHN SCHWENK                       Date  6-8-99
  ----------------                             ------
  John Schwenk

  Title  CTO
         ---